Exhibit 99.1

Clearwater Paper Reports Third Quarter 2015 Results

SPOKANE, Wash.--(BUSINESS WIRE)--October 29, 2015--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the third quarter of 2015.

The company reported net sales of $442.2 million for the third quarter of 2015, down 13.5% compared to net sales of $511.1 million for the third quarter of 2014 primarily due to the sale of the company’s specialty mills in December 2014. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the third quarter of 2015 were $23.1 million, or $1.21 per diluted share, compared to $6.3 million, or $0.31 per diluted share, for the third quarter of 2014. The 2015 third quarter GAAP net earnings included after-tax expenses of $1.3 million for non-routine legal expenses and settlement costs, a significant portion of which arose from a dispute involving one of the company’s closed facilities, and $1.3 million after-tax reorganization and facility closure costs, which were offset by an after-tax benefit of $1.3 million associated with the mark-to-market impact of directors’ equity-based compensation. Excluding those items, third quarter 2015 adjusted net earnings were $24.4 million, or $1.28 per diluted share, compared to third quarter 2014 adjusted net earnings of $25.7 million, or $1.28 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, was $61.3 million for the third quarter of 2015. Adjusted EBITDA for the quarter was $63.2 million, down 12.1% compared to third quarter 2014 Adjusted EBITDA of $72.0 million. The decrease in EBITDA and Adjusted EBITDA was due primarily to the sale of the company’s specialty mills, lower volume and pricing of commodity grade paperboard, higher planned maintenance costs at the company’s Idaho and Arkansas mills and contractual wage and benefit increases. These items were partially offset by lower input costs for chemicals, wood fiber and natural gas.

"Clearwater Paper delivered solid third quarter results with market share gains in retail tissue, while our pulp and paperboard business remained very profitable despite some headwinds from commodity grade paperboard,” said Linda K. Massman, president and chief executive officer. “We generated an Adjusted EBITDA margin of 14.3%, our highest since the fourth quarter of 2010 and $1.28 of adjusted earnings per share equaled our record high set in the third quarter of 2014."

The $100 million stock repurchase program, authorized in December 2014, was completed in October 2015. Under the program, a total of 1,881,921 shares of common stock were repurchased at an average price of $53.13 per share. In the third quarter, 1,151,313 shares were purchased at an average price of $49.23 per share.

THIRD QUARTER 2015 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $247.0 million for the third quarter of 2015, down 19.3% compared to third quarter 2014 net sales of $306.1 million. This decrease was due primarily to the sale of the specialty mills.

On a GAAP basis, the segment had operating income of $15.5 million, compared to operating income of $12.5 million in the third quarter of 2014. Adjusted operating income of $16.7 million for the third quarter of 2015 was down from $17.9 million compared to the same period in 2014, after adjusting for $1.2 million of costs in the third quarter of 2015 of which $0.7 million was related to previously announced facility closures and $0.5 million of reorganization related expenses, and $5.4 million of costs in the third quarter of 2014, of which $4.8 million related to previously announced facility closures and $0.6 million related to costs associated with the optimization of the former specialty mills. The adjusted operating margin improvement from 5.9% in the third quarter of 2014 to 6.8% in the most recent period was driven primarily by a richer product mix, improved pricing, and lower input costs for natural gas and packaging, which were partially offset by higher pulp costs and higher transportation expense due to customer and product mix.

  Total tissue sales volumes of 98,106 tons in the third quarter of 2015 declined by 27.4% and converted product cases shipped were $13.4 million, down 6.9%, each compared to the third quarter of 2014, largely due to the sale of the specialty mills.
  Average tissue net selling prices increased 11.3% to $2,515 per ton in the third quarter of 2015, compared to the third quarter of 2014, primarily due to improved product mix after the sale of the specialty mills.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $195.2 million for the third quarter of 2015, down 4.8% compared to third quarter 2014 net sales of $205.0 million. The decrease was due to lower demand and pricing pressure for commodity grade paperboard. Operating income for the quarter decreased $8.2 million to $37.4 million, compared to $45.6 million for the third quarter of 2014, primarily due to higher planned maintenance and contractual wage and benefit increases. These factors were partially offset by lower polyethylene prices and improved wood fiber yields.

  Paperboard sales volumes decreased 1.5% to 198,535 tons in the third quarter of 2015, compared to 201,609 tons in the third quarter of 2014.
  Paperboard net selling prices decreased 3.6% to $979 per ton compared to the third quarter of 2014 as a result of lower demand and pricing pressure for commodity grades of paperboard.

Taxes

The company's GAAP tax rate for the third quarter of 2015 was a provision of 28.3% compared to 37.4% in the third quarter of 2014 due to non-cash adjustments resulting from a change in estimated realizable value for state level net operating loss carryforwards. On an adjusted basis, the third quarter 2015 tax rate was 28.5%. The company expects its annual GAAP and adjusted tax rate to be approximately 33% for 2015.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the third quarters of 2015 and 2014, including EBITDA, Adjusted EBITDA, adjusted net earnings, adjusted net earnings per diluted share, adjusted operating income, and adjusted tax rate. Because these amounts are not in accordance with GAAP, reconciliations to net earnings, net earnings per diluted share and adjusted tax rate as determined in accordance with GAAP are included at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including the company’s expected tax rate for 2015. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015		2014		2015		2014
Net sales	$442,222	100%	$511,142	100%	$1,320,806	100%	$1,494,821	100%
Costs and expenses:
Cost of sales	(373,892)	85%	(434,457)	85%	(1,148,071)	87%	(1,295,197)	87%
Selling, general and administrative expenses	(28,284)	6%	(31,817)	6%	(85,379)	6%	(96,896)	6%
Impairment of assets	—	—%	(890)	0%	—	—%	(5,149)	0%
Total operating costs and expenses	(402,176)	91%	(467,164)	91%	(1,233,450)	93%	(1,397,242)	93%
Income from operations	40,046	9%	43,978	9%	87,356	7%	97,579	7%
Interest expense, net	(7,882)	2%	(9,570)	2%	(23,438)	2%	(30,992)	2%
Debt retirement costs	—	—%	(24,420)	5%	—	—%	(24,420)	2%
Earnings before income taxes	32,164	7%	9,988	2%	63,918	5%	42,167	3%
Income tax provision	(9,100)	2%	(3,735)	1%	(19,500)	1%	(17,235)	1%
Net earnings	$23,064	5%	$6,253	1%	$44,418	3%	$24,932	2%
Net earnings per common share:
Basic	$1.22		$0.32		2.33		1.23
Diluted	1.21		0.31		2.30		1.21
Average shares outstanding (in thousands):
Basic	18,860		19,755		19,088		20,322
Diluted	19,091		20,100		19,284		20,659

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash	$13,417	$27,331
Restricted cash	2,270	1,500
Short-term investments	10,000	50,000
Receivables, net	153,857	133,914
Taxes receivable	—	1,255
Inventories	261,683	286,626
Deferred tax assets	20,330	21,760
Prepaid expenses	6,763	4,191
Total current assets	468,320	526,577
Property, plant and equipment, net	836,758	810,987
Goodwill	209,087	209,087
Intangible assets, net	21,231	24,956
Pension assets	8,743	4,738
Other assets, net	7,394	9,583
TOTAL ASSETS	$1,551,533	$1,585,928

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$244,953	$215,826
Current liability for pensions and other postretirement employee benefits	7,915	7,915
Total current liabilities	252,868	223,741
Long-term debt	575,000	575,000
Liability for pensions and other postretirement employee benefits	113,531	118,464
Other long-term obligations	47,696	56,856
Accrued taxes	1,573	2,696
Deferred tax liabilities	100,884	111,634
Stockholders' equity, excluding accumulated other comprehensive loss, net of tax	526,042	568,400
Accumulated other comprehensive loss, net of tax	(66,061)	(70,863)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,551,533	$1,585,928

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Nine Months Ended September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$44,418	$24,932
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	62,844	66,539
Equity-based compensation expense	2,495	9,201
Impairment of assets	—	5,149
Deferred tax (benefit) provision	(12,403)	12,895
Employee benefit plans	2,122	1,603
Deferred issuance costs and discounts on long-term debt	714	5,864
Disposal of plant and equipment, net	1,109	747
Non-cash adjustments to unrecognized taxes	(1,123)	149
Changes in working capital, net	15,471	(13,190)
Changes in taxes receivable, net	1,255	7,894
Excess tax benefits from equity-based payment arrangements	(3,848)	(1,508)
Funding of qualified pension plans	(3,179)	(15,957)
Other, net	(2,320)	(2,387)
Net cash flows from operating activities	107,555	101,931

CASH FLOWS FROM INVESTING ACTIVITIES
Changes in short-term investments, net	40,000	70,000
Additions to plant and equipment	(78,461)	(54,029)
Proceeds from sale of assets	587	733
Net cash flows from investing activities	(37,874)	16,704

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	300,000
Repayment of long-term debt	—	(375,000)
Purchase of treasury stock	(84,305)	(100,000)
Changes in short-term borrowings, net	—	47,047
Payments for long-term debt issuance costs	—	(2,995)
Payment of tax withholdings on equity-based payment arrangements	(3,129)	(792)
Excess tax benefits from equity-based payment arrangements	3,848	1,508
Other, net	(9)	1,500
Net cash flows from financing activities	(83,595)	(128,732)
Decrease in cash	(13,914)	(10,097)
Cash at beginning of period	27,331	23,675
Cash at end of period	$13,417	$13,578

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015		2014		2015		2014
Segment net sales:
Consumer Products	$247,039	56%	$306,104	60%	$721,606	55%	$891,742	60%
Pulp and Paperboard	195,183	44%	205,038	40%	599,200	45%	603,079	40%
Total segment net sales	$442,222	100%	$511,142	100%	$1,320,806	100%	$1,494,821	100%

Operating income (loss):
Consumer Products	$15,521	39%	$12,535	29%	$44,948	51%	$24,717	25%
Pulp and Paperboard	37,446	94%	45,602	104%	81,394	93%	116,013	119%
	52,967		58,137		126,342		140,730
Corporate	(12,921)	32%	(14,159)	32%	(38,986)	45%	(43,151)	44%
Income from operations	$40,046	100%	$43,978	100%	$87,356	100%	$97,579	100%

Clearwater Paper Corporation
Reconciliation of Consolidated Net Earnings to EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net earnings	$23,064	$6,253	$44,418	$24,932
Add back:
Interest expense, net[1]	7,882	33,990	23,438	55,412
Income tax provision	9,100	3,735	19,500	17,235
Depreciation and amortization expense	21,204	22,293	62,844	66,539
EBITDA[2]	$61,250	$66,271	$150,200	$164,118

Directors' equity-based compensation (benefit) expense	$(1,914)	$(185)	$(3,841)	$2,596
Legal expenses and settlement costs	1,972	—	1,972	—
Reorganization related expenses	1,185	—	1,185	—
Costs associated with Long Island facility closure	728	4,767	2,017	15,042
Adjustments associated with optimization and sale of the specialty mills	—	1,066	(1,462)	1,066
Costs associated with labor agreement	—	—	1,730	—
Costs associated with Thomaston facility closure	—	42	—	1,166

Adjusted EBITDA[3]	$63,221	$71,961	$151,801	$183,988

[1]	Interest expense, net for the three and nine months ended September 30, 2014 includes debt retirement costs of $24.4 million.

[2]

EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[3]	Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

GAAP net earnings	$23,064	$6,253	$44,418	$24,932
Special items, after-tax[1]:
Directors' equity-based compensation (benefit) expense	(1,307)	(120)	(2,630)	1,659
Legal expenses and settlement costs	1,346	—	1,346	—
Reorganization related expenses	809	—	809	—
Costs associated with Long Island facility closure	497	3,069	1,384	9,656
Debt retirement costs	—	15,777	—	15,777
Adjustments associated with optimization and sale of the specialty mills	—	689	(1,003)	689
Costs associated with labor agreement	—	—	1,197	—
Costs associated with Thomaston facility closure	—	27	—	749
Discrete tax items related to New York	—	—	—	1,388
Adjusted net earnings[2]	$24,409	$25,695	$45,521	$54,850

GAAP net earnings per diluted share	$1.21	$0.31	$2.30	$1.21
Special items, after-tax[1]:
Directors' equity-based compensation (benefit) expense	(0.07)	(0.01)	(0.14)	0.08
Legal fees and settlement expenses	0.07	—	0.07	—
Reorganization related expenses	0.04	—	0.04	—
Costs associated with Long Island facility closure	0.03	0.15	0.07	0.47
Debt retirement costs	—	0.78	—	0.76
Adjustments associated with optimization and sale of the specialty mills	—	0.03	(0.05)	0.03
Costs associated with labor agreement	—	—	0.06	—
Costs associated with Thomaston facility closure	—	—	—	0.04
Discrete tax items related to New York	—	—	—	0.07
Adjusted net earnings per diluted share[2]	$1.28	$1.28	$2.36	$2.66

[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.

[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

GAAP income tax provision	$(9,100)	$(3,735)	$(19,500)	$(17,235)
Special items, after-tax:
Directors' equity-based compensation (benefit) expense	607	65	1,211	(937)
Legal expenses and settlement costs	(626)	—	(626)	—
Reorganization related expenses	(376)	—	(376)	—
Costs associated with Long Island facility closure	(231)	(1,698)	(633)	(5,386)
Debt retirement costs	—	(8,643)	—	(8,643)
Adjustments associated with optimization and sale of the specialty mills	—	(377)	459	(377)
Costs associated with labor agreement	—	—	(533)	—
Costs associated with Thomaston facility closure	—	(15)	—	(417)
Discrete tax items related to New York	—	—	—	1,388
Adjusted income tax provision[1]	$(9,726)	$(14,403)	$(19,998)	$(31,607)
Adjusted income tax provision rate[2]	28.5%	35.9%	30.5%	36.6%

[1]	Adjusted income tax provision and Adjusted income tax provision rate exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

[2]	The Adjusted income tax provision rate is defined as [Adjusted income tax provision / (Adjusted income tax provision + Adjusted net earnings)].

CONTACT:
Clearwater Paper Corporation
News media:
Matt Van Vleet, 509-344-5912
or
Investors:
Robin Yim, 509-344-5906